                                                                      EXHIBIT 10

                         COLLECTIVE BARGAINING AGREEMENT

                                     BETWEEN


                CARPENTERS' DISTRICT COUNCIL OF GREATER ST. LOUIS

                                       AND

                             ADAM WHOLESALERS, INC.

                                   EFFECTIVE:

                         MAY 1, 1998 --- APRIL 30, 2001

                                      INDEX

ARTICLE NO.                                                             PAGE NO.
-----------                                                             --------

          PREAMBLE ..........................................................  1
I         UNION RECOGNITION .................................................  1
II        RECOGNITION OF COMPANY RIGHTS .....................................  2
III       HOURS OF WORK - SHIFT WORK ........................................  2
IV        OVERTIME ..........................................................  3
V         WAGES AND CLASSIFICATIONS .........................................  4
VI        HOLIDAYS ..........................................................  6
VII       VACATIONS .........................................................  8
VIII      JURY PAY .......................................................... 10
IX        SENIORITY ......................................................... 11
X         STRIKES AND LOCKOUTS .............................................. 12
XI        GRIEVANCE PROCEDURE ............................................... 13
XII       SHOP STEWARDS ..................................................... 14
XIII      HEALTH AND SAFETY ................................................. 14
XIV       UNION LABEL ....................................................... 14
XV        TOOL SHARPENING ................................................... 15
XVI       HEALTH AND WELFARE ................................................ 15
XVII      EMPLOYER'S LIABILITIES ............................................ 16
XVIII     INJURIES .......................................................... 16
XIX       EMPLOYEE'S PENSION TRUST FUND ..................................... 17
XX        WAGES, EXPENSES AND PROCEDURES FOR
           CORRECTING SHOP ERRORS ON JOB SITE ............................... 17
XXI       TEMPORARY ASSIGNMENT .............................................. 18
XXII      ACCESS OF PREMISES TO UNION REPRESENTATIVE ........................ 18
XXIII     DELINQUENCY CLAUSE ................................................ 18
XXIV      AGREEMENT SHALL CONFORM WITH LAW .................................. 19
XXV       FUNERAL LEAVE ..................................................... 19
XXVI      LEAVES OF ABSENCE ................................................. 19
XXVII     NEW EQUIPMENT ..................................................... 19
XXVIII    SHOW UP TIME ...................................................... 20
XXIX      DUES CHECKOFF ..................................................... 20
XXX       EFFECTIVE DATE AND DURATION OF AGREEMENT .......................... 20
          SIGNATURE SHEET ................................................... 21

                                   AGREEMENT

      This Agreement made and entered into this 1st day of May, 1998, between Adam Wholesalers, Inc., its successors, and assigns, Party of the First Part, hereinafter called the Employer, and the Carpenters' District Council of St. Louis & Vicinity, affiliated with the United Brotherhood of Carpenters and Joiners of America, AFL-CIO, Party of the Second Part, hereinafter called the Union.

      WITNESSETH:

      In consideration of the mutual benefits accrued and to accrue and of the Agreements set forth hereinafter, the parties hereto agree as follows:

                                    ARTICLE I

                                UNION RECOGNITION

      The Company recognizes the Union as the sole collective bargaining agency for all employees of the Employer wherever the same are situated within the territorial jurisdiction of the Carpenters' District Council of St. Louis & Vicinity, with the exception of office employees, clerical employees, employees covered by written contract with other unions, and supervisory employees, with the authority to hire, promote, discharge, or otherwise effect changes in the status of employees or effectively recommend such action except as hereinafter provided. For the purposes of this Agreement, working foremen shall not be considered as supervisory employees, but shall be considered as within the group represented by the Union. The Company agrees that it will not discharge or in any manner discriminate against any employee for, or on account of, his membership or activity in the Union.

      It is understood and agreed by and between the parties hereto that, as a condition of continued employment, all persons who are hereafter employed by the Employer in the unit which is the subject of this Agreement shall make application and become a member of the Union on or after thirty (30) days from the date of their employment or the effective date of this clause, whichever is the later, and that from and after the thirtieth (30th) day following the effective date of this clause, the continued employment by the Employer in said unit of persons who are already members in good standing of the Union shall be conditioned upon those persons continuing their payments of the periodic dues of the Union. The failure of any person to make application to and become a member of the Union to such effect and to the further effect that Union membership was available to such person on the same terms and conditions generally available to other members to forthwith discharge such person; provided, however, that the Employer shall not be required to discharge or otherwise discriminate against any employee for non-membership in the Union if, (1) the Employer has reasonable grounds for believing that such membership was not available to the employee on the same terms and conditions generally applicable to other members, or (2) if the Employer has reasonable grounds for believing that membership was denied or terminated for reasons other than the failure of the employee to tender the periodic dues and the initiation fees uniformly required as a condition of acquiring or retaining membership.

                                   ARTICLE II

                          RECOGNITION OF COMPANY RIGHTS

      The management of the business and the direction of the working force is the responsibility of the Company, including the right to hire, transfer, promote, demote, maintain quality and efficient operation, the right to hire new employees and to direct the working force, to discipline, suspend, discharge, transfer or terminate employees because of lack of work, in accordance with "Seniority Clause." require employees to observe Company rules and regulations, to decide the number and location of its plants, products to be manufactured, and methods and schedules of production, including the means and processes of manufacturing, to introduce new or improved methods or facilities, to extend, limit or curtail its operation when in its sole discretion it may deem it advisable to do so, the right to establish or modify incentive pay or bonus plans, and the right to establish an Illegal Substance and Alcohol Abuse Policy; providing, however, that none of the powers herein reserved to the Company shall be used for purposes of discrimination against any member of the Union, or be inconsistent with the terms of this contract.

      Only one member of a partnership or one officer of a corporation may work with tools or machines.

      The Union agrees that the work to be done by members of the Union under this contract, shall be as, when and where determined and designated by the Employer and shall be efficiently performed by the members of the Union, provided the work is such as comes reasonably within the classification customarily given to similar work generally done by craftsmen of this Union.

                                   ARTICLE III

                           HOURS OF WORK - SHIFT WORK

      Eight (8) hours' work in any day shall constitute a regular day for the first five (5) days of the week, Monday through Friday, between the hours of 7:00 a.m. and 5:30 p.m., unless otherwise mutually agreed upon between the Employer and the Union. Forty (40) hours of work, Monday through Friday, shall constitute a week's work. There shall be a regular pay day for all employees at least once a week and no more than five (5) days' pay shall be held back. A check stub shall accompany employees' pay checks and must include all deductions made.

      When shift work is required, it shall be for no less than five (5) days, and those employees working second or third shift shall receive no less than fifteen cents ($.15) per hour above the regular rate of pay for the class of work performed.

      Due to the possibility of injury, there shall be no less than two (2) employees working a given shift.

                                   ARTICLE IV

                                    OVERTIME

      For the purposes of this Article, the regular work day consists of eight
(8) hours' work, and the regular work week consists of Monday through Friday.

      All hours worked by the employees covered by this Agreement in excess of eight (8) hours and not exceeding ten (10) hours in any work day, shall be paid for at the rate of one and one-half (1-1/2) times the employee's regular straight time rate of pay. Any work performed in excess of ten (10) hours in any regular work day shall be paid for at the rate of two (2) times the employee's regular straight time rate of pay.

      All work performed on Saturday which does not exceed eight (8) hours shall be paid for at the rate of one and one-half (1-1/2) times the employee's regular straight time rate of pay and any work performed on Saturday in excess of eight
(8) hours shall be paid for at the rate of two (2) times the employee's regular straight time rate of pay.

      In fixing the work week and the regular hours of employment at eight (8) hours per day, it is with the distinct understanding that nothing herein contained and nothing contained elsewhere in this Agreement, shall be construed as a guarantee of hours of work per day or per week, or of days of work per week, or per month.

      All work performed by production employees on Sunday shall be paid for at two (2) times the employee's regular straight time rate of pay.

      All work done by production employees on holidays named in Article VI shall be paid for at two (2) times the employee's regular straight time rate of pay, and in addition his holiday pay.

      All maintenance work done by any employee covered by this Agreement in any time period in excess of the regular work day, or in any time period in excess of the regular work week, or on Saturday, Sunday, or on any holiday, shall be paid for at the rate of one and one-half (1-1/2) times the employee's regular straight time rate of pay, and, if on a holiday he shall receive in addition, his holiday pay.

      In no event shall overtime be paid on overtime as herein defined. No employee shall receive overtime pay twice for the same hours worked, or overtime and premium pay under this Article for the same hours worked. When an employee is entitled to statutory overtime under the provisions of any law and also to overtime or premium pay under this Article, either by reason of the fact that his employment is in excess of the regular work week or on any one of the holidays herein designated, he shall be paid the larger of the two, but not both.

      When the Company requires overtime work on a job, then the employee who performs the job regularly with the most seniority will be given the first opportunity to perform the overtime work; if the employee who performs the job regularly with the most seniority refuses overtime work, the next qualified employee with the most seniority in the department will be given the opportunity to the overtime work and so on repeating the process.

      If all employees refuse the overtime, then starting with the most junior qualified employee, the required number of employees shall work the overtime. An employee who, on an isolated occasion, has a reasonable conflict will be excused.

      Notice of Saturday and Sunday overtime will be given at the end of the shift on Thursday when the Company is able to do so.

      The company will give employees notice of daily overtime to be worked at the end of their regular shift by giving such notice by 1:00 p.m. of that day when the Company is able to do so. The company will give employees notice of daily overtime to be worked prior to the beginning of their regular shift by giving such notice by the end of their shift the preceding day when the Company is able to do so.

                                    ARTICLE V

                            WAGES AND CLASSIFICATIONS

      Section 1. The classifications under this Agreement are as follows:
Millworkers, Sub-assemblers, Student Help and Working Foremen.

      Section 2. Effective May 1, 1998, all employees shall receive an increase of thirty-five cents ($.35) per hour above their existing hourly wage rate.

      Effective May 1, 1999, all employees shall receive an increase of forty cents ($.40) per hour above their existing hourly wage.

      Effective May 1, 2000, all employees shall receive an increase of forty cents ($.40) per hour above their existing hourly wage.

      Section 3. Employees hired into the Millworker classification after 4/30/86 but prior to 5/1/92 or hired as an employee after 4/30/86 but prior to 5/1/92 and transferred into the Millworker classification thereafter, shall be paid no less than the following minimum wages (note that said progression rates already include the general increases set forth in Section 2):

                            Effective           Effective         Effective
                            5/1/1998            5/1/1999          5/1/2000

       Start               $ 9.85/hr.          $10.25/hr.        $10.65/hr.
       After 6 Months       10.35/hr.           10.75/hr.         11.15/hr.
       After 12 Months      10.85/hr.           11.25/hr.         11.65/hr.
       Alter 24 Months      11.35/hr.           11.75/hr.         12.15/hr.
       After 36 Months      11.85/hr.           12.25/hr.         12.65/hr.

      Employees hired after 5/1/92 as a Millworker or hired after 5/1/92 and subsequently transferred into the Millworker classification shall be paid no less than the following minimum wages (note that said progression rates already include the general increases set forth in Section 2):

                            Effective           Effective         Effective
                            5/1/1998            5/1/1999          5/1/2000

       Start               $ 8.95/hr.          $ 9.35/hr.        $ 9.75/hr.
       After 6 Months        9.45/hr.            9.85/hr.         10.25/hr.
       After 12 Months       9.95/hr.           10.35/hr.         10.75/hr.
       After 24 Months      10.45/hr.           10.85/hr.         11.25/hr.
       After 36 Months      10.95/hr.           11.35/hr.         11.75/hr.

      Section 4. Sub-assembler classification: employees hired after 4/30/86 and assigned to this classification shall be paid no less than the following minimum wages (note that said progression rates already include the general increases set forth in Section 2):

                             Effective          Effective         Effective
                             5/1/1998           5/1/1999          5/1/2000

       Start                $ 7.95/hr.         $ 8.35/hr.        $ 8.75/hr.
       After 3 Months         8.20/hr.           8.60/hr.          9.00/hr.
       After 6 Months         8.45/hr.           8.85/hr.          9.25/hr.
       After 12 Months        8.95/hr.           9.35/hr.          9.75/hr.

      The regular duties of a Sub-assembler are as follows: nail casing on door units, assemble door sills, apply weatherstripping to door frames, apply hinges to door frames, cut door frames to size (heads and sides) except for special orders as described below, secure materials from the warehouse for all unit employees, assist Millworkers when help is needed to lift, move, and/or hold material, and other miscellaneous duties assigned; it being understood, however, that the cutting and assembly of special jambs (jambs wider than 5-1/4), the assembly of double door units, and cut (including mitering) casing, are considered Millworkers' work. Millworkers shall also continue to perform all work as they have done in the past, including the above Sub-assembler duties as instructed.

Section 5. Student Help - Student help over eighteen (18) years of age may be employed from May 1 to September 1 and shall be paid no less than the following minimum rates:

       Start                                     $6.00 per hour
       Second Successive Summer                  $6.25 per hour
       Third or More Successive summer           $6.50 per hour

      There shall be no more than two student help employed at any one time. Student help shall not participate or receive any fringe benefits from the Health and Welfare Fund, Pension Fund, Paid Holidays, etc.

      Student help shall be required to purchase a work receipt from the Executive Secretary-Treasurer of the Carpenters' District Council for each month worked in advance of said month. The amount of the work receipt shall be equal to the monthly dues paid by the other unit employees.

      Section 6. Working Foremen: Working foremen are those employees designated as such by Management who direct the work of others working under him.

      Working foreman shall receive wages as follows: thirty-five cents ($.35) per hour premium above the group he is leading.

                                   ARTICLE VI

                                    HOLIDAYS

      All new employees covered by this Agreement who have been in the continuous employment of the Company for three (3) months prior to the following holidays shall be eligible for holiday pay:

               New Year's Day                  Thanksgiving Day
               Memorial Day                    Day After Thanksgiving
               Fourth of July                  Christmas Day
               Labor Day                       Personal Holiday

      The day selected as the personal holiday shall be by mutual agreement of the Employer and employee.

      An employee will not be required to serve more than one (1) three-month qualifying period, except as hereafter mentioned.

      To be eligible for the above holiday pay, an employee must have worked on the scheduled working day before and the scheduled working day after the holiday.

      If an employee is unable to work within ten (10) calendar days prior to a paid holiday, due to layoff, accident or sickness, the employee is to be paid for the holiday occurring during such a period, and it shall be included in his pay check at time of layoff, accident or sickness, whichever is applicable. To be eligible for holiday pay under this section in the event the employee is off for accident or sickness as described above, the employee must submit a satisfactory doctor's statement verifying he is off because of said accident or sickness for the day/days in question.

      If an employee is unable to work within ten (10) calendar days after a paid holiday, due to layoff, accident or sickness, the employee is to be paid for the holiday occurring during such period. Pay for this holiday is to be included in the first pay check after the employee returns to work. To be eligible for holiday pay under this section in the event the employee is off for accident or sickness as described above, the employee must submit a satisfactory doctor's statement verifying he is off because of said accident or sickness for the day/days in question.

      All rehires, excluding those mentioned above, must serve a thirty (30) calendar day period to be eligible for holiday pay.

      Employees required to work on these holidays shall be paid at the rate of double time, plus holiday pay. No work shall be allowed under any pretense on Labor Day, except to preserve property or life.

      Should a paid holiday occur in a vacation period, the holiday is not to be counted as one of the vacation days, but at the Employer's option, the vacation period may or may not be extended by one day; in either case, the employee shall receive eight (8) hours' pay at his regular rate for such holiday in addition to his vacation pay. Pay for each holiday earned shall be at the employee's regular straight time hourly rate for eight (8) hours.

      If a holiday falls on Sunday, the following Monday shall be observed as the holiday. If a holiday falls on a Saturday, the Friday before will be observed as the holiday.

                                   ARTICLE VII

                                    VACATIONS

      The vacation period for all employees covered by this Agreement is from January 1 to December 31 in any calendar year.

      (A) If the employee was hired between January 1 and June 1, in any calendar year between these dates and is with the same Employer in the following calendar year as of June 1, and has qualified for a vacation, he will be paid vacation pay at his regular straight time hourly rate for forty (40) hours and will also receive the same time pro-rated additional vacation pay for each full month of employment between January 1 and June 1 in the first calendar year in which he was employed. No employee will receive this extra vacation pay at any time except in the first year.

      (B) If the employee has been continuously employed for one (1) year and this one (1) year period ends between June 1 and December 31, in any calendar year, he is entitled to a paid vacation for forty (40) hours on the first anniversary date of his initial employment and will be paid vacation pay at his regular straight time hourly rate for forty (40) hours. The above also applies to the employee's second full year of employment.

      (C) All employees covered by this Agreement who have been continuously employed for period of three (3) years or more ending prior to June 1 of any calendar year, shall receive two (2) weeks' vacation with pay at his regular straight time hourly rate for eighty (80) hours.

      (D) All employees covered by this Agreement who have been continuously employed for a period of three (3) years between June 1 and December 31 in any calendar year shall receive two (2) weeks' vacation with pay at his regular straight time hourly rate for eighty (80) hours on his third anniversary (thereby completing three (3) full years as of his starting date).

      (E) All employees covered by this Agreement who have been continuously employed for a period of ten (10) years or more ending prior to June 1 of any calendar year, shall receive three (3) weeks' vacation with pay at his regular straight time hourly rate for one hundred twenty (120) hours.

      (F) All employees covered by this Agreement who have been continuously employed for a period often (10) years between June 1 and December 31 in any calendar year shall receive three (3) weeks' vacation with pay at his regular straight time hourly rate for one hundred twenty (120) hours on his tenth (10th) anniversary (thereby completing ten (10) full years as of his starting date).

      (G) All employees covered by this Agreement who have been continuously employed for a period of twenty (20) years or more prior to June 1 of any calendar year, shall receive four (4) weeks' vacation with pay at his regular straight time hourly rate for one hundred sixty (160) hours. No employee hired after March 9, 1989 will be eligible to receive four
(4) weeks of vacation under this section.

      (H) All employees covered by this Agreement who have been continuously employed for a period of twenty (20) years between June 1 and December 31 in any calendar year shall receive four (4) weeks' vacation with pay at his regular straight time hourly rate for one hundred sixty (160) hours on his twentieth
(20th) anniversary (thereby completing twenty (20) full years as of his starting date). No employee hired after March 9, 1989 will be eligible to receive four
(4) weeks of vacation under this section.

      (I) Unless otherwise mutually agreed, the Employer may select for the employees third and fourth weeks' vacation any time during the applicable period set forth in (Q) below and the Union agrees to abide by the Employer's selection.

      (J) In all cases where an employee is laid off after more than a year of employment and rehired within twelve (12) months from the date of layoff, he will retain his service measured in months, for the purpose of calculating his future vacation pay.

      (K) All employees, in order to be eligible for either a one (1) week, two
(2) weeks, three (3) weeks, or four (4) weeks vacation must have been employed for a minimum of eighty percent (80%) of full time in the twelve (12) month period preceding their anniversary date, except for on-the-job injury. If not, they will receive a vacation period and vacation pay on a pro-rated basis. Full months only will determine the vacation pay.

      (L) All employees must take their vacation during the year it is due and shall not work either at their regular place of employment or for a local mill or warehouse during their vacation.

      (M) If any employee who has qualified for and has had one or more vacations is discharged for cause, or is laid off in a subsequent calendar year, prior to June 1, he will receive prorated vacation pay on the basis of one-twelfth (1/12th) of his vacation pay for each full month from his anniversary date.

      (N) An employee will be paid only for one (1) vacation in any one (1) calendar year.

      (O) Any employee who quits prior to his anniversary date shall not receive any vacation pay unless said employee gives two (2) weeks' written notice of resignation, in which event said employee shall receive his pro rata vacation pay.

      Any employee who quits after his anniversary date shall receive his vacation pay, but no pro-rated pay.

      (P) Vacation pay shall be based on straight time compensation for a forty
(40) hour week without overtime or other extra compensation, and shall be paid in advance of a vacation. If a holiday should fall within the vacation period and the employee is qualified for pay on said holiday, then vacation pay for the week in which the holiday falls shall be based on straight time compensation for a forty-eight (48) hour week without overtime or other compensation. Also, by mutual agreement, employees may take an additional day of vacation in lieu of eight (8) hours' holiday pay.

      (Q) The Employer agrees that he will attempt to accommodate the preference of the employee as far as is possible, when scheduling vacations. The Employer must give at least thirty (30) days' notice to the employee if he wants him to take his vacation at a special time and the employee shall do likewise to the Employer. The above provisions are subject to the following: if an employee is entitled to one (1) week of vacation, it can be scheduled between May 1 and Labor Day. If an employee is entitled to two (2) weeks' vacation, one (1) week can be scheduled between May I and Labor Day. If an employee is entitled to three (3) or four (4) weeks' vacation, two (2) weeks of it can be scheduled between May 1 and Labor Day.

      (R) In the event an employee works for a minimum of three (3) months in any calendar year and is then laid off and recalled the second and third year, by the same Employer, for a number of months' work, he will be entitled to a forty (40) hour vacation with pay after he has been employed for a total of twelve (12) months in a consecutive three (3) year period. His vacation shall be given either- in the third or fourth year, as determined by the completion of his twelve (12) months of interrupted employment, and shall be taken between January 1 and December 31.

      Employees must take their vacations within a year from the date it is earned, and anyone not taking time off for his vacation in the year it is due shall forfeit his vacation pay. No Employer shall proposition an employee to take vacation pay in lieu of his vacation time off. Further, the Employer shall not knowingly hire an employee when he is on vacation leave from another shop or mill.

      (S) No more than one employee can be on vacation at any one time unless otherwise mutually agreed.

                                  ARTICLE VIII

                                    JURY PAY

      In the event an employee is called to serve on the jury, except Grand Jury, he is to receive his regular hourly rate for the number of hours and/or days that he is serving as a juror, but in no case is he to be paid for more than eight (8) hours per day, nor more than ten (10) days, less the amount received for his jury service, that he is given at the end of his jury duty. If the employee is dismissed from jury duty by noon, he must return to work as soon as possible.


                                       l0

                                   ARTICLE IX

                                    SENIORITY

      Section 1. The Employer agrees to apply seniority as herein defined and provided.

      Section 2. All cases of layoffs shall be handled strictly by length of service subject to the ability clause from the date of his first employment with his Employer within a classification with student help to be laid off before any other unit employee is laid off and all laid off employees shall be rehired in reverse order of having been laid off. If a millworker is laid off, he can bump the subassembler who is the least senior in the subassembler classification. Said millworker will be paid seventy percent (70%) of his millworker pay or the subassembler rate, whichever is greater, except that millworkers employed as of May 1, 1986 in this situation will continue to receive his millworker pay. In a non-layoff situation, millworkers will be paid millworker pay when assigned to do subassembler work.

      Two (2) hours' notice shall be given in case of layoff except in case of fire, flood, power failure, act of God or other emergency.

      When a permanent job opening occurs, advancement and promotion is to be determined by seniority subject to the ability clause. In implementing the above, if an opening in the millworker classification occurs, the subassembler with the greatest classification seniority subject to ability will be given consideration for that opening. If placed in the millworker classification, he will be given a trial period not to exceed four (4) months. If he has completed his probationary period but the Employer determines he is not qualified during the trial period, he will be returned to the subassembler classification without loss of seniority. For pay purposes, said employee will be slotted into the millworker classification wage progression upon being placed in the millworker classification.

      Employees hired on or after May 1, 1986 will be laid off before any millworker hired before May 1, 1986.

                           Ability to Perform the Job

      This means the employee involved shall be physically and mentally capable of performing his job and has demonstrated that he has kept up a reasonable and acceptable standard of job performance, including, but not limited to, the quality workmanship normally accepted by-the Employer from other employees.

      Question of ability shall be determined by the Employer involved after consultation with the Business Representative subject to the arbitration clause of this Agreement.

      If any employee is laid off, has an accident, or is sick, for a period up to twelve (12) months and is subsequently rehired by the same Employer, he will not lose his seniority.

Section 3. The provisions herein contained shall not apply to new workers until such new workers and/or apprentices have been in the continuous employment of the Employer for a probationary period of, ten (10) months; after which probationary period his starting date shall be his seniority date. During the probationary period, the Employer has the right to terminate the employee without recourse by the Union or the employee.

      Section 4. An employee loses his seniority for the following reasons:

      (A)   Voluntarily quits.

      (B) Layoffs of twelve (12) consecutive months or more excluding sickness or accident.

      (C) Employee is absent for three (3) working days without notifying his Employer.

      (D) Employee who is laid off and is notified to report to work and fails to notify the Employer of his intentions within two (2) working days after receiving such notice.

      (E) Discharge for cause to include, but not limited to, stealing, consuming alcohol on the premises of the Employer, reporting to work intoxicated, continuous absenteeism, reporting to work late continuously, or fighting.

      (F) An employee terminated for any of the above causes shall be paid all monies due him, including vacation pay they may have earned; employee discharged for stealing shall receive no vacation pay if value of stolen goods exceeds vacation pay.

      (G) Employees who cause a garnishment notice to be served on the Employer, may or may not be discharged, at the discretion of the Employer, subject to the provisions of the Federal Garnishment Wage Law.

      Section 5. The Employer agrees to publish a list of seniority standings of the shop employees on January 1st and July 1st of each year and post one copy on the shop bulletin board, furnish one copy to the shop steward and a copy to the Union Representative.

                                    ARTICLE X

                              STRIKES AND LOCKOUTS

      As this Agreement provides for the amicable adjustment of all disputes and grievances, the Union agrees, for itself and its members, that it shall not engage in, initiate, authorize, sanction, support or permit any illegal strike, walkout, slowdown, or stoppage of work, and the Employer agrees that he will not lock out any employee, or group of employees. No employee shall cease work, slow down, walk out or engage in a shop strike because of any grievance while the same is being considered and remains undisposed of by any committee having jurisdiction thereof by virtue of Article XI of this Agreement, or during any period of arbitration, as provided in Article XI.

                                   ARTICLE XI

                            GRIEVANCE AND ARBITRATION

      Should differences arise between the Company and the Union as to the interpretation of this Agreement, or should any other dispute whatsoever arise between the parties hereto, an earnest effort shall be made to settle such differences immediately in the following manner:

FIRST: Between the aggrieved employee and the foreman of the department involved.

SECOND: Between the shop steward and the foreman of the department involved or plant superintendent.

THIRD: Between the local business agent of the Union and a representative of the Company.

      In the event such complaint or grievance shall not have been satisfactorily settled, the matter shall then be submitted to an arbitration committee of three (3) for final decision. This committee shall be selected as follows: one (1) member shall be selected by the Union, one (1) member shall be selected by the Company, and these two (2) shall select a third (3rd) member. The committee shall hold hearings without undue delay. It is agreed, however, that nothing herein shall prevent the Union and the Company from agreeing upon a single arbitrator, who shall act in the same manner as the committee of three
(3). The committee or single arbitrator, as the case may be, shall have no power to add to, subtract from, change or modify any of the terms of this Agreement. The parties agree that they will bear equally the cost of the arbitration proceedings. Any stewards and/or members of the Union Committee must be a member of the Union for not less than one (1) year.

      To be timely, all grievances must be submitted in writing to the Company within five (5) days after the occurrence of the event giving rise to the grievance.

                                   ARTICLE XII

                                  SHOP STEWARDS

      There shall be one chief shop steward in each plant, appointed by the Union, and it shall be the duty of such shop steward to see that the members of the Union are in good standing, and to report any and all violations of this Agreement to both parties interested. The Union must notify the Employer promptly of change in chief shop steward.

      It is recognized by the Employer and the Union that the shop steward is a man selected for both his ability as a worker and his loyalty and interest to the Union. In recognition of this fact, the Employer agrees that the shop steward shall have top seniority. The shop steward shall be notified of any new men hired, or any employees to be laid oft or any employees to work more than two (2) hours' overtime. Employees required to work on Saturday, or Sunday or holidays, shall secure an overtime receipt and number from the Executive Secretary-Treasurer of the Carpenters' District Council through the shop steward.

                                  ARTICLE XIII

                                HEALTH AND SAFETY

      The Employer shall provide adequate facilities and precaution in each department to secure the health and safety of employees, and shall include the supply of first-aid cabinets at convenient locations; and provide adequate toilet and washroom facilities, and keep same sanitary. The employees shall observe all rules of the Employer relative to such facilities.

      The Company agrees to furnish safety equipment as follows: safety goggles, hard hats, ear plugs, respirators where necessary, with reasonable replacements.

                                   ARTICLE XIV

                                   UNION LABEL

      It is hereby understood and agreed by the Employer and the Union that an application shall be made for the Union Label to the First General Vice President of the United Brotherhood of Carpenters and Joiners of America. If the application is approved, and the Union Label is issued by the United Brotherhood of Carpenters and Joiners of America to be placed upon the Employees products, it is understood and agreed that the Label shall remain the property of the United Brotherhood of Carpenters and Joiners of America, and shall be at all times in the possession of a member of the United Brotherhood of Carpenters and Joiners of America; and that said Union Label shall at no time be used in any manner that will be detrimental to the interest and welfare of the members of the United Brotherhood. Use of said Label may be withdrawn from the mill, shop, factory, or manufacturing establishment of the Employer at any time at the discretion of the International Union. It is expressly agreed between the parties hereto that a representative number of items shipped from the plant will have the Union Label stamped on them.

                                   ARTICLE XV

                                 TOOL SHARPENING

      Employees covered by this contract shall not be required to sharpen Company or employee tools on his own time, unless he moves tools from the shop for his own use. If the Employer chooses to have the sharpening and conditioning of Company and employee tools done by an outside source, the Employer shall pay the cost of any hand tools sent out for sharpening and conditioning.

                                   ARTICLE XVI

                               HEALTH AND WELFARE

      Bargaining unit employees will be covered by the same health insurance benefits and eligibility provisions as the Company's non-unit employees with the Company paying the same portion of the premium for single and family coverage for unit employees as it does for non-unit employees.

      The applicable life, health and sickness and accident benefits will not become effective until the first full calendar month after the eligible unit employee completes the first 90 days of work with the Employer.

      The Employer agrees that where an employee ceases active work due to layoff or temporary suspension of the Employer's business, that it shall continue to make the premium payments for the health, life and sickness and accident plans for the employee and his dependents, but not to exceed one (1) month following the month in which the layoff occurs.

      The Employer agrees that where an employee ceases active work due to accident or illness for which he is receiving benefits from the health and/or sickness and accident plans, that it shall continue to make the premium payment for the health and sickness and accident plans for the employee and his dependents during the period the employee is receiving benefits under said plans, but not to exceed payments for six (6) full months from the date the accident or illness has occurred.

      The insurance on any employee who, on account, of illness or injury, is not at work for full time and for full pay for the Employer on the date on which his insurance would otherwise become effective, shall not be made effective until his assumption of all duties pertaining to his employment at frill time and for full pay.

      The Company will also provide life insurance of $8,000 on the employee's life and $2,000 on the employee's dependents, as well as provide sickness and accident benefits as discussed during negotiations, for example, providing benefits of $120.00 per week up to twenty-six (26) weeks, with such benefit to commence with the eighth day of sickness and first day of accident or hospitalization.

                                  ARTICLE XVII

                              EMPLOYER'S LIABILITIES

      It shall be a condition of this contract that the Employer obtain a policy of insurance from a company authorized to do business in the State of Missouri for the protection of the employees under the Employers' Liability and Workmen's Compensation Act of the State of Missouri, and it shall be a further condition of this contract that the Employer shall remain subject to the provisions of the Unemployment Compensation Act of the State of Missouri.

      The above shall apply regardless of the number of employees, and upon request by the Union, proof must be shown of full compliance.

                                  ARTICLE XVIII

                                    INJURIES

      In the event that any employee is injured in the performance of his duties as prescribed by the Employer, then, and in that event, the Employer hereby agrees to see that such injury is immediately treated and that, if necessary, such injured employee shall be, as soon as practicable, transported to a hospital or doctors office for care and treatment.

      Any injuries that occur during an employee's scheduled working day, the employee shall be compensated at full time and pay for the time spent going to and from the doctor's office and further, if ordered not to work the balance of the day, the employee shall receive full eight (8) hours' pay. Any subsequent visits ordered by the doctor to his office during the employee's working day, the employee shall receive full pay for time spent going to and from the doctor's office; the employee must report when leaving the doctors office and upon returning to the shop.

      Under no circumstances will premium time be paid for visits to doctor's office.

                                   ARTICLE XIX

                        EMPLOYEE'S PENSION AND TRUST FUND

      The Employer agrees to contribute into the Carpenters Pension Trust Fund, for all regular and overtime hours, plus those hours paid for as a result of any fringe benefits in the contract, such as paid holidays, paid vacations and jury pay, the following:

      Effective 5/1/1998 - Eighty cents ($.80) per hour per employee. Effective 5/1/1999 - Eighty-five cents ($.85) per hour per employee Effective 5/1/2000 - Ninety cents ($.90) per hour per employee

      The above contributions by the Employer are to be used to provide retirement benefits for the employees covered under this contract. Contributions shall begin from the first hour worked on the first day of employment.

      A portion of the general wage increases set forth in Article V may be allocated to pension contributions rather than put into wages for the unit as a whole as determined by the unit. In such event, the general wage increases and that portion of the progression rates that reflect said general increases set forth in Article V will be reduced accordingly.

      The Employer agrees to be bound by the provisions of the Carpenters Pension Trust Fund Agreement, all amendments thereto, and all rules and regulations promulgated thereunder by the trustees, provided, however, that no such amendments, rules or regulations will increase the Employer's cost above that which is provided in this Agreement as to the contribution into the Fund.

                                   ARTICLE XX

                         WAGES, EXPENSES AND PROCEDURES
                     FOR CORRECTING SHOP ERRORS ON JOB SITE

      Should the need arise for the Employer to send an employee outside to correct a minor shop error or service work, such employee shall be compensated at his current rate of pay and the Employer shall furnish him transportation. In the event transportation is not furnished by the Employer, then said employee shall be reimbursed for his actual expenses incurred while traveling. Any employee sent outside, as above described, shall first obtain a courtesy card from the Carpenters' District Council. If an employee is sent out of the shop, as above described, into another district, the Employer shall compensate the employee for any expenses incurred, including cost of a jurisdictional permit.

                                   ARTICLE XXI

                              TEMPORARY ASSIGNMENT

      In the event the Employer assigns an employee to a higher classification different than which said employee is presently occupying, then and in that event such employee shall be compensated at his original rate of pay for a period not to exceed twenty-five (25) days. It the employee works four (4) hours or more in a day on millworker work, that shall be considered as one full day. Time spent training on millworker work shall not be counted towards the twenty-five days.

      If a subassembler is assigned millworker work by management for the entire shill and works the entire shift as a millworker, the subassembler will be paid for performing such millworker work under the applicable millworker progression based on the subassembler's length of service in the bargaining unit.

                                  ARTICLE XXII

                   ACCESS OF PREMISES TO UNION REPRESENTATIVE

      It is agreed and understood that any representative of the Union, as designated by the Secretary-Treasurer of the Carpenters, District Council, shall have access to the mill at any reasonable time, to perform the duties assigned to him in connection with the Agreement and the representative of the Union shall notify the Company when he comes on the premises. It is further agreed that the Employer shall, upon request by the Business Representative, call the shop steward to the phone to transact business pertaining to the contract.

                                  ARTICLE XXIII

                               DELINQUENCY CLAUSE

      In case of any established delinquencies in contributions of the Employer to the Pension Trust Fund which are not disputed claims, or any case of established violations of payments of wages which are not disputed claims, shall be deemed in violation of this Agreement and the provision of Article X of this Agreement shall not be operative with relation to such violations and any action taken in connection therewith to enforce the terms of this Agreement shall not be considered a violation of this Agreement.

                                  ARTICLE XXIV

                        AGREEMENT SHALL CONFORM WITH LAW

      None of the provisions of this Agreement shall in any manner contravene, or be inimical to any federal or Missouri state law, whether now in force or which may be enacted during the life of this Agreement. In the event any conflict or repugnance be found to exist between any such law and one or more of the provisions hereof, the parties hereto agree to alter, change or modify such provision to conform with such law, as if this Agreement has been executed subsequent to the enactment of such law.

                                   ARTICLE XXV

                                  FUNERAL LEAVE

      Employees who have accumulated one (1) year of service shall be granted a leave with pay, not to exceed three (3) days through day of funeral, in case of the death of mother, father, husband, wife, child or mother-in-law and father-in-law of said employee. Employees who have accumulated one (1) year of service shall be granted a leave, not to exceed one (1) day's pay, in case of death of the brother, sister, stepchildren living with the employee, stepparents, and grandparents of said employee. Proof of death and burial is to be furnished to the Employer, upon request.

                                  ARTICLE XXVI

                                LEAVES OF ABSENCE

      Leaves of absence shall be granted as required by and in accordance with the provisions of the Family and Medical Leave Act.

                                  ARTICLE XXVII

                                  NEW EQUIPMENT

      Due to new technological methods and new types of machinery coming into the industry, it is the Union's desire that if and when the Company acquires a new machine other than normally used in the shop, that both parties hereto arrange for a meeting to negotiate the said machine's operator into his proper classification.

                                 ARTICLE XXVIII

                                  SHOW-UP TIME

      On days when there is no work for the employees and if the Company fails to notify the employees during their shift on the scheduled work day prior to the day there is no work, the employees shall be paid for four (4) hours' show-up time unless due to circumstances beyond the control of the Company, or work four (4) hours, at the election of the Company. Workers who are absent from work on the scheduled day immediately before the day when there is no work will not be entitled to four (4) hours' show-up time.

                                   ARTICLE IX

                                  DUES CHECKOFF

      The Company agrees upon thirty (30) days' notice thereafter from the Union that it will deduct initiation fees and membership dues uniformly required of Union members or an amount equal to said dues and initiation fees upon receipt from each employee who individually and in writing signs a voluntary deduction authorization card that complies with all applicable provisions of the federal law. The deductions for a current month shall be remitted to the Union during that month.

      The Union shall indemnify and save the Company harmless from any claims, suits, judgments, attachments and from any other form of liability as a result of making such deduction in accordance with the foregoing authorizations and assignments.

                                   ARTICLE XXX

                    EFFECTIVE DATE AND DURATION OF AGREEMENT

      This Agreement shall become effective as of the 1st day of May, 1998, and shall expire on the 30th day of April, 2001, and shall not be subject to change or modification during such period for any cause or reason whatsoever, and shall so remain in full force and effect for periods of one (1) year thereafter from each succeeding termination date, unless and until either of the parties hereto complies with the following:

      1. Serves a written notice upon the other party of the proposed termination or modification sixty (60) days prior to the expiration date hereof.

      2. Offers to meet and confer with the other party for the purpose of negotiating a new contract containing the proposed modifications.

      3.    Notifies the Federal Mediation and Conciliation Service within sixty
            (60) days after such notice of the existence of a dispute, and simultaneously therewith notifies any state agency established to mediate disputes within the state, and provided no agreement has been reached by that time.

      4. Continues in full force and effect without resorting to strike or lockouts all the terms and conditions to the existing contract for a period of sixty (60) days after such notice is given or until the expiration date of the contract, whichever occurs later.

      IN WITNESS WHEREOF, the parties have affixed their signature as of the day and year first above written


CARPENTERS' DISTRICT COUNCIL                ADAM WHOLESALERS, INC.


BY /s/ Terry Nelson                         BY /s/ George Henderson
   -----------------------------               ---------------------------------
   TERRY NELSON                                GEORGE HENDERSON
   Executive Secretary-Treasurer


BY /s/ Timothy M. Cox
   -----------------------------
   TIMOTHY M. COX
   Business Representative